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                                   ID# 2322t





                            HAWAIIAN AIRLINES, INC.

                              401(k) SAVINGS PLAN








12/94


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                               TABLE OF CONTENTS

                                                                          Page
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 PROLOGUE ...............................................................     1

 ARTICLE I    DEFINITIONS ...............................................     2

 ARTICLE II   SERVICE RULES

   2.1  Year Of Service Rules............................................     9
   2.2  Employment By Associated Companies...............................     9
   2.3  Maternity Or Paternity Absences..................................    10

 ARTICLE III  ELIGIBILITY

   3.1  Eligibility To Become A Participant..............................    11
   3.2  Re-Employment Rules .............................................    11

 ARTICLE IV   CONTRIBUTIONS

   4.1  Savings Contributions............................................    12
   4.2  Participating Employer Contributions.............................    13
   4.3  Return Of Contributions..........................................    13

 ARTICLE V    CONTRIBUTION LIMITATIONS OF Sections
              402(g) AND 401(k)

   5.1    Definitions....................................................    15
   5.2    Section 402(g) Limitations On Elective
            Deferral Contributions.......................................    16
   5.3    Section 401(k) Limitations On Elective
            Deferral Contributions.......................................    17

 ARTICLE VI   MAXIMUM CONTRIBUTION AND BENEFIT
              LIMITATIONS

   6.1    Limitation On Annual Additions To The
            Plan -- No Participation In Other
            Defined Contribution Arrangement.............................    21
   6.2    Limitation On Annual Additions To The
            Plan -- Participation In Another
            Defined Contribution Arrangement.............................    21


                                      (i)

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                               TABLE OF CONTENTS

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   6.3     Limitation On Annual Additions To The
            Plan -- Participation In Defined
            Benefit Plan.................................................    23
   6.4     Definitions...................................................    23

 ARTICLE VII  TRUST AND INVESTMENT PROVISIONS

   7.1     Assets To Be Held By Trustee..................................    29
   7.2     Appointment Of Investment Manager.............................    29
   7.3     Commingling Of Assets.........................................    29
   7.4     Investment In Participating Employers.........................    30

 ARTICLE VIII  VESTING AND DISTRIBUTIONS

   8.1     Vested Rights To Accounts ....................................    31
   8.2     Distributions.................................................    31
   8.3     No Withdrawals Or Loans.......................................    31
   8.4     Special Distribution Rules....................................    31
   8.5     Section 401(a)(31) Eligible Distributions.....................    33

 ARTICLE IX   ADMINISTRATION OF THE PLAN

   9.1     Administration................................................    35
   9.2     Expenses Of The Plan..........................................    35
   9.3     Records.......................................................    35
   9.4     Authorization Of Benefit Payments.............................    35
   9.5     Misc. Company Duties..........................................    35
   9.6     Fiduciary Responsibilities....................................    36
   9.7     Bonding.......................................................    36
   9.8     Claims Procedure..............................................    36

 ARTICLE X     PARTICIPATION BY AFFILIATED EMPLOYERS;
               PORTABILITY

  10.1     Participation Of Affiliated Employer..........................    38
  10.2     Withdrawal Of Participating Employer..........................    38

 ARTICLE XI    AMENDMENT, TERMINATION, AND MERGER

  11.1     Amendment.....................................................    39
  11.2     Termination Or Discontinuance.................................    39
  11.3     Merger........................................................    40


                                      (ii)
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                               TABLE OF CONTENTS

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    ARTICLE XII   MISCELLANEOUS

      12.1   Right To Employment Or Benefits.............................    41
      12.2   Inalienability..............................................    41
      12.3   Misc. Payment Of Benefit Rules..............................    41
      12.4   Changes To Plan Necessary To Qualify
               Under ERISA And The Code..................................    42
      12.5   Company Action..............................................    42
      12.6   Construction Of Plan........................................    42

    ARTICLE XIII  TOP-HEAVY PROVISIONS

      13.1  Determination Of Top-Heavy Status............................    43
      13.2  Special Top-Heavy Rules......................................    46
      13.3  Miscellaneous................................................    47

    APPENDIX 1  DISTRIBUTION REQUIREMENTS................................    48


                                     (iii)

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                                    PROLOGUE

        Effective as of April 1, 1993, Hawaiian Airlines, Inc. adopted the Hawaiian Airlines, Inc. 401(k) Savings Plan for the benefit of certain of its employees. Effective as of April 1, 1993, this Plan is hereby amended and restated in its entirety to reflect amendments thereto. This Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and meet the requirements of a qualified cash or deferred arrangement under Section 401(k) of such Code.

        Unless otherwise specifically provided for herein or by law, the rights and benefits of eligible employees shall be determined in accordance with the provisions hereof.

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                                   ARTICLE I
                                  DEFINITIONS

       As used herein the following terms shall have the following meanings unless the context clearly requires otherwise. Whenever appropriate, words used in the singular may include the plural and vice versa, and the masculine gender shall always include the feminine gender.

       1.1 "Accounts" shall mean the Participant's Savings Account and Participating Employer Contribution Account.

       1.2 "Associated Company" shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3) of the Code) as a Participating Employer, (ii) any trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with a Participating Employer, (iii) any organization in an affiliated service group (within the meaning of Section 414(m) of the Code) with a Participating Employer, or (iv) any other entity required to be aggregated with a Participating Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

       1.3 "Beneficiary" shall mean the Participant's surviving spouse. If the Participant is not married or if the Participant wishes to designate a Beneficiary other than his spouse, he may do so on a form furnished for that purpose by the Company and filed with the Company. Such a designation of a Beneficiary other than a spouse shall not be effective unless consented to by the Participant's spouse in a written instrument (i) in which the spouse acknowledges the effect of such election and (ii) witnessed by an authorized representative of the Plan or a notary public. Such written consent shall not be required if it is established to the satisfaction of the authorized representative of the Plan that such consent may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury Regulations may prescribe. If a Participant fails to make any designation, the person so designated shall not survive the Participant, or the legal entity so designated shall no longer be in existence or shall be legally incapable of receiving benefits hereunder, Beneficiary shall mean the Participant's estate.

       1.4   "Board" shall mean the Board of Directors of the Company.

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         1.5   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or such other provision of law of similar purport as may at any time be substituted therefor.

         1.6 "Company" shall mean Hawaiian Airlines, Inc. or any successor corporation.

         1.7 "Compensation" shall mean the total salary, wages, and other monetary remuneration, if any, paid to a Participant by a Participating Employer during the period he is a Participant that is required to be set forth on the Participant's Form W-2 for a particular Plan Year and prior to reduction for an arrangement qualifying under Section 125 or 401(k) of the Code.

         For Plan Years beginning before January 1, 1994, the Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000 (hereinafter the "$200,000 limitation"). For each such Plan Year, this limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning in such calendar year and the first adjustment to the $200,000 limitation shall be for the Plan Year beginning on or after January 1, 1990.

         In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the following provisions shall apply:

            (i) The annual Compensation of each Participant taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation
         Act of 1993 (hereinafter "OBRA '93") annual compensation limit. The "OBRA '93 annual compensation limit" shall be $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to any period, not exceeding 12 months, over which Compensation is determined (hereinafter "determination period") beginning in such calendar year.

           (ii) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to

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         the limitation under Section 401(a)(17) of the Code shall mean the
         OBRA '93 annual compensation limit set forth in this paragraph.

            (iii) If Compensation for any prior determination period shall be taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period shall be subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit shall be $150,000.

         If the period for determining Compensation used in calculating a Participant's allocation for a Plan Year that contains fewer than 12 calendar months, then the adjusted $200,000 limitation or the 'OBRA annual compensation limitation shall be an amount equal to the otherwise applicable limitation multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

         In determining the Compensation of a Participant for purposes of this limitation the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted $200,000 limitation or the 'OBRA annual compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.7 prior to the application of this limitation.

         1.8 "Disability" shall mean a total and permanent disability that, in the opinion of a medical examiner satisfactory to the Company, prevents a Participant from further performance of service for a Participating Employer and is likely to be permanent.

         1.9 "Eligible Employee" shall mean a Participant who is eligible to receive an allocation of Savings Contributions for all or a portion of the Plan Year.

         1.10 "Employee" shall mean an employee of a Participating Employer who (i) is in a collectively


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bargaining group represented by the International Association of Machinists and
Aerospace Workers, (ii) is in a collectively bargaining group represented by the Transport Workers Union of America (AFL-CIO), or (iii) is not in a collectively bargaining group.

         1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any other provision of law of similar purport as may at any time be substituted therefor.

         1.12 "Family Member" shall mean the Participant's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants and descendants.

         1.13 "Highly Compensated Employee" shall mean a "highly compensated active employee" and a "highly compensated former employee." A "highly compensated active employee" includes any employee who performs service for a Participating Employer during the determination year and who during the look-back year (i) received compensation (as defined in Section 415(c)(3) of the Code) from a Participating Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code), (ii) received compensation (as defined in
Section 415(c)(3) of the Code) from a Participating Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year, or (iii) was an officer of a Participating Employer and received compensation (as defined in Section 415(c)(3) of the Code) during such year that was greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. In addition, a "highly compensated active employee" includes (i) an employee who is both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and is one of the 100 employees who received the most compensation (as defined in Section 415(c)(3) of the Code) from a Participating Employer during the determination year and (ii) an employee who is a 5% owner of a Participating Employer at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

         A "highly compensated former employee" includes any Employee who separated from service or was deemed to have separated prior to the determination year, performs no service for a Participating Employer during the


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determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's
55th birthday.

         If during a determination year or look-back year an employee is a Family Member of either a 5% owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation (as defined in Section 415(c)(3) of the Code) paid by a Participating Employer during such year, then the Family Member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation (as defined in Section 415(c)(3) of the Code) and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5% owner or top-ten Highly Compensated Employee. The determination of who is a Highly Compensated Employee (including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers, and the compensation (as defined in Section 415(c)(3) of the Code) that is considered) shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         For these purposes, the "determination year" shall be the Plan Year and the "look-back year" shall be the 12-month period immediately preceding the determination year.

         1.14  "Hour of Service" shall mean:

               (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Participating Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

               (b) Each hour for which an Employee is paid, or entitled to payment, by a Participating Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service shall be credited under this subparagraph (b) for any single continuous period (whether


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or not such period occurs in a single computation period).  Hours under this subparagraph (b) shall be calculated and credited pursuant to
Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference; and

               (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Employer. The same Hours of Service shall not be credited under subparagraph (a) or subparagraph (b), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

         Hours of Service shall be credited for employment with other members of an affiliated service group (within the meaning of Section 414(m) of the Code), a controlled group of corporations (within the meaning of Section 414(b) of the Code), or a group of trades of businesses under common control (within the meaning of Section 414(c) of the Code), of which a Participating Employer is a member, and any other entity required to be aggregated with a Participating Employer pursuant to Section 414(o) of the Code and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) or Section 414(o) of the Code and the regulations thereunder.

         1.15 "Normal Retirement Age" shall mean the Participant's 55th birthday.

         1.16 "One-Year Break in Service" shall mean a 12-consecutive month computation period determined pursuant to Section 2.1 during which a Participant is credited with less than 500 Hours of Service.

         1.17 "Participant" shall mean any person who has satisfied the eligibility requirements of Article III and whose Savings Account or Participating Employer Contribution Account remains in the Plan and allocated to him. An "active Participant" shall mean a Participant during the period he is employed in an eligible class of Employees and is, therefore, eligible to receive an allocation of Savings Contributions.

         1.18 "Participating Employer" shall mean the Company and any other employer that the Company authorizes to be a Participating Employer pursuant to
Article XI.


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         1.19  "Participating Employer Contribution Account" shall mean an account maintained for each Participant that represents such Participant's proportion of the value of the assets of the Trust Fund arising from Participating Employer Contributions made on his behalf.

         1.20 "Participating Employer Contributions" shall mean contributions made on a Participant's behalf pursuant to Section 4.2.

         1.21 "Plan" shall mean the Hawaiian Airlines, Inc. 401(k) Savings Plan, as set forth herein and any amendments hereto.

         1.22 "Plan Year" shall mean the period from April 1, 1993 through December 31, 1993 and each subsequent calendar year.

         1.23 "Savings Account" shall mean an account maintained for each Participant that represents such Participant's proportion of the value of the assets of the Trust Fund arising from Savings Contributions made on his behalf.

         1.24 "Savings Contributions" shall mean contributions made on a Participant's behalf pursuant to Section 4.1.

         1.25 "Trust Fund" shall mean all cash and property received and/or held by a Trustee pursuant to the Plan and a related trust agreement and all income, profits, or increments therefrom or thereto.

         1.26 "Trustee" shall mean any bank or trust company appointed by the Company.

         1.27 "Year of Service" shall mean a 12-consecutive month computation period determined pursuant to Section 2.1 during which the Employee completes at least 1,000 Hours of Service. Certain Year of Service rules are specified in Article II.


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

                                   ARTICLE II
                                 SERVICE RULES

    SECTION 2.1  YEAR OF SERVICE RULES.

             (a) In determining an Employee's Years of Service and One-Year Breaks in Service, the initial computation period shall be the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for a Participating Employer. The succeeding 12-consecutive month periods shall commence with the first anniversary of the Employee's employment commencement date.

             (b) All of an Employee's Years of Service shall be recognized except that if an Employee incurs a One-Year Break in Service before satisfying the eligibility requirements of Section 3.1, service before such break shall be disregarded.

    SECTION 2.2  EMPLOYMENT BY ASSOCIATED COMPANIES.

             (a) If an individual is at any time employed by a company while it is an Associated Company, such employment shall be treated as employment by a Participating Employer for purposes of determining such individual's eligibility for participation in this Plan. However, he shall not be an active Participant during any such service.

             (b) If a Participant's employment with a Participating Employer is terminated and he is immediately employed by an Associated Company, his Savings Account and Participating Employer Contribution Account shall remain in the Plan so long as he is employed by an Associated Company. However, he shall not be an active Participant while he is so employed. During any such employment with an Associated Company, the Participant's Savings Account and Participating Employer Contribution Account shall continue to share in earnings of the Trust Fund and to bear and share expenses and losses. Further employment by any Associated Company shall be similarly treated. If the Participant is re-employed by a Participating Employer in an eligible class of employees, he shall immediately become an active Participant. If the Participant is terminated while in the employ of the Associated Company, he shall be treated in the same manner as if he had been terminated while in the employ of a Participating Employer.


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 SECTION 2.3  MATERNITY OR PATERNITY ABSENCES.

           An Employee absent from work for any period (i) by reason of her pregnancy, the birth of his/her child, or the placement of a child with him/her in connection with his/her adoption of such child or (ii) for purposes of his/her caring for such child for a period beginning immediately following such birth or placement shall be credited with the additional Hours of Service that otherwise would normally have been credited to such individual but for such absence for purposes of determining whether a One-Year Break in Service has been incurred. The Hours of Service described in the prior sentence shall be treated as Hours of Service only in (i) the Plan Year in which the absence from work began if such credit is necessary to prevent a One-Year Break in Service in such year, or (ii) in any other case, in the immediately following Plan Year. Such credit when added to Hours of Service otherwise credited to the Employee shall not result in crediting more than 501 Hours of Service for the applicable Plan Year.


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

                                  ARTICLE III
                                  ELIGIBILITY

 SECTION 3.1  ELIGIBILITY TO BECOME A PARTICIPANT.

        Each Employee as of April 1, 1993 who on or prior to March 31, 1993 has completed one Year of Service shall become a Participant as of April 1, 1993. Thereafter, an Employee shall become a Participant as of the first day of the month coincident with or next following the date upon which he has completed one Year of Service.

 SECTION 3.2  RE-EMPLOYMENT RULES.

         (a) A former Participant shall become an active Participant immediately upon his return to the employ of a Participating Employer in an eligible class of Employees.

         (b) If a Participant becomes ineligible to participate because he is no longer employed by a Participating Employer in an eligible class of Employees, he shall become an active Participant immediately upon his return to an eligible class of Employees.

         (c) If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall become an active Participant immediately if he has satisfied the requirements of Section
3.1 and would have previously become a Participant had he been in the eligible class.


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

                                   ARTICLE IV
                                 CONTRIBUTIONS

 SECTION 4.1  SAVINGS CONTRIBUTIONS.

          (a) Effective as of April 1, 1993, in consideration of an active Participant's reduction in Compensation pursuant to a salary reduction agreement under Section 4.1(c), the Participating Employer shall (subject to Articles V and VI) make Savings Contributions to the Participant's Savings Account in an amount equal to the amount by which his Compensation was reduced. Such contributions shall be made no less often than monthly.

          (b) For Federal tax purposes (and, wherever permitted, for state tax purposes) Savings Contributions shall be deemed to be contributions by a Participating Employer.

          (c) (1) An active Participant shall authorize Savings Contributions by completing a salary reduction agreement form furnished by and filed with the Company on which he (i) designates the rate of Savings Contributions to be made on his behalf and (ii) agrees to comply with the provisions of the Plan and to provide such information as may be necessary for the administration of the Plan.

               (2) A salary reduction agreement must be received by the Company prior to the 30th day of the month preceding the first day of the calendar month as of which the Participant's Savings Contributions are to commence. If a Participant does not enter into a salary reduction agreement as of the initial date he is eligible therefor, he may thereafter enter into a salary reduction agreement only as of a subsequent January 1, April 1, July 1, or October 1, provided such agreement is received by the Company at least 30 days prior to such January 1, April 1, July 1, or October 1.

               (3) A salary reduction agreement shall provide that the Participant agrees to accept a reduction in Compensation from a Participating Employer equal to any whole percentage of his Compensation, but not more than 15% percent of his Compensation.

               (4) A salary reduction agreement shall remain in effect until amended or revoked. A salary reduction agreement may be revoked effective as of January 1, April 1, July 1, or October 1, provided such revocation is received by the Company at least 30 days prior to such January 1, April 1, July 1, or October 1. Pursuant to such a revocation, a Participant may discontinue salary reduction (and Savings Contributions). A salary reduction agreement may be amended effective only as of a January 1, April 1, July 1, or October 1, provided such amendment is received by the Company at least 30 days prior to such January 1, April 1, July 1, or October 1. Pursuant to such an amendment, a Participant may increase or decrease the rate of salary reduction (and Savings Contributions).

               (5) After an amendment, additional amendments may only be made, and after a revocation, Savings Contributions may be resumed, only as of a January 1, April 1, July 1, or October 1 following the amendment or revocation. Such an amendment or election to resume must be received by the Company at least 30 days prior to such January 1, April 1, July 1, or October 1.

          (d) The Company may amend or revoke a salary reduction agreement with any Participant at any time if the Company determines that such revocation or amendment is necessary to insure that the requirements of Articles V and VI are satisfied or that the Plan does not become subject to the top-heavy provisions of Section 416 of the Code.

          (e) All Savings Contributions shall be deposited in the Trust Fund by the 20th day of the month following the month to which they apply, provided that no contribution shall be made after the date prescribed by law.

 SECTION 4.2  PARTICIPATING EMPLOYER CONTRIBUTIONS.

          (a) For the period commencing on September 1, 1993 and ending on August 31, 1994, the Participating Employers shall make Participating Employer Contributions to the Participating Employer Contribution Account of each active Participant as of September 1, 1993 equal to 2% of the active Participant's Compensation for services rendered during such period.

          (b) For the period commencing on September 1, 1994 and ending on February 27, 1997, the Participating Employers shall make Participating Employer Contributions to the Participating Employer Contribution Account of each active Participant equal to 4.04% of the active Participant's Compensation for services rendered during such period.

 SECTION 4.3  RETURN OF CONTRIBUTIONS.

          (a) All contributions to the Plan are conditioned upon initial qualification of the Plan under


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

Section 401 of the Code or deductibility under Section 404 of the Code. If such qualification or deduction shall be denied, (i) a Participant shall be entitled to a distribution of the affected amounts, if any, of his Savings Account (as adjusted in each case for any earnings or losses thereon) and (ii) the Participating Employers shall be entitled to a distribution of the affected amounts, if any, of the Participating Employer Contribution Accounts. Any such distribution shall be made as soon as practicable, but in any event within one year after denial of such qualification or deduction.

          (b) If a contribution is made by a mistake of fact, (i) a Participant shall be entitled to a distribution of the affected amounts, if any, of his Savings Account (as adjusted in each case for any earnings or losses thereon) and (ii) the Participating Employers shall be entitled to a distribution of the affected amounts, if any, of the Participating Employer Contribution Accounts. Any such distribution shall be made as soon as practicable, but in any event within one year of the making of such contribution.


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

                                   ARTICLE V
                          CONTRIBUTION LIMITATIONS OF
                           SECTIONS 402(g) and 401(k)

SECTION 5.1  DEFINITIONS.

         In addition to the definitions in Article I of the Plan, the following definitions shall apply for purposes of this Article V:

         (a) "Actual Deferral Percentage" for a specified group of Eligible Employees for a Plan Year shall mean the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of the contributions actually paid over to the Trust Fund on behalf of each such Employee for such Plan Year to (ii) such Employee's Compensation for such Plan Year, whether or not the Employee was an Eligible Employee for the entire Plan Year. Contributions on behalf of any Participant shall include (i) any Savings Contributions made pursuant to the Participant's salary reduction election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding Excess Elective Deferrals of non-Highly Compensated Employees that arise solely from Savings Contributions made under this Plan or any other plans of a Participating Employer, and (ii) at the election of the Company, Participating Employer Contributions. An Eligible Employee who is eligible to but does not make any Savings Contributions for a Plan Year shall be treated as a Participant on whose behalf no Savings Contributions are made.

         (b)  "Compensation" shall mean compensation as defined in
Section 6.4(b).

         (c) "Excess Contributions" shall mean with respect to any Plan Year the excess of (i) the aggregate amount of contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

         (d) "Excess Elective Deferrals" shall mean the Savings Contributions that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Savings Contributions for a taxable year exceed the dollar limitation under Section 402(g). Excess Elective Deferral shall be treated as Annual Additions under Section 6.4 of the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

 SECTION 5.2  SECTION 402(g) LIMITATIONS ON ELECTIVE DEFERRAL CONTRIBUTIONS.

         (a) No Participant shall be permitted to have Savings Contributions made under this Plan or any other qualified plan maintained by a Participating Employer during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

         (b) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Company on or before March 1 of the applicable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant shall be deemed to notify the Company of any Excess Elective Deferrals that arise by taking into account only those Savings Contributions made to this Plan and any other plans of a Participating Employer.

         (c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 of each year to the Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

         (d) The Participant's claim must (i) be in writing, (ii) be submitted to the Company not later than March 1 of the applicable year, (iii) specify the amount of the Participant's Excess Elective Deferrals for the preceding calendar year, and (iv) be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals (when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code) shall exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

         (e) The Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals shall be the sum of:

                 (i) the income or loss allocable to the Participant's Savings Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the balance of the Participant's Savings Account without regard to any income or loss occurring during such taxable year; and

              (ii) 10% of the amount determined under (i) above multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

The amount of Excess Elective Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to such Participant for the Plan Year beginning with or within such taxable year. In no event may the amount distributed exceed the Participant's total Savings Contributions for such taxable year.

 SECTION 5.3  SECTION 401(k) LIMITATIONS ON ELECTIVE DEFERRAL CONTRIBUTIONS.

          (a) ACTUAL DEFERRAL PERCENTAGE TESTS. For each Plan Year the Company shall review the contributions on behalf of each Eligible Employee in order to determine whether such contributions with respect to all Eligible Employees satisfy one of the following tests:

               (1) The Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year does not exceed the Actual Deferral Percentage of all other Eligible Employees for such Plan Year multiplied by 1.25.

               (2) The Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year does not exceed the Actual Deferral Percentage for all other Eligible Employees for such Plan Year multiplied by two, provided that the Actual Deferral Percentage for the group of Highly Compensated Employees does not exceed the Actual Deferral Percentage of such other Eligible Employees by more than two percentage points.

          (b)  ACTUAL DEFERRAL PERCENTAGE RULES.

               (1) The Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions allocated to his account under two or more arrangements described in
Section 401(k) of the Code that are maintained by a Participating Employer shall be determined as if such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if manditorily disaggregated under regulations under Section 401(k) of the Code.

               (2) For purposes of determining the Actual Deferral Percentage of an Eligible Employee who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the contributions and Compensation of such Eligible Employee shall include the contributions and Compensation for the Plan Year of family members (as defined in Section 414(q)(6) of the Code). Family members with respect to such Highly Compensated Employees shall be disregarded as separate Eligible Employees in determining the Actual Deferral Percentage both for Eligible Employees who are non-Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees.

               (3) If this Plan satisfies the requirements of Sections 401(a)(4), 401(k), or 410(b) of the Code only if aggregated with one or more other plans or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this Section 5.3 shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy
Section 401(k) of the Code only if they have the same Plan Year.

               (4) For purposes of determining the Actual Deferral Percentage test, contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

               (5) The Company shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test.

               (6) The determination and treatment of the contributions and the Actual Deferral Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

           (c)  REDUCTIONS OF EXCESS CONTRIBUTIONS.

                (1) Notwithstanding any other provision of the Plan, Excess Contributions (plus any income and minus any loss allocable thereto) shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the Participating Employer with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to the contributions (and amounts treated as contributions) of each family member that is combined to determine the combined Actual Deferral Percentage.

                (2) Excess Contributions shall be treated as Annual Additions under Section 6.4 of the Plan.

                (3) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to such Excess Contributions shall be the sum of:

                     (i) the income or loss allocable to the Participant's Savings Account (and, if applicable, the Participating Employer Contribution Account) for the Plan Year for which the Excess Contributions occurred multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator of which is the balance of the Participant's Savings Account (and, if applicable, the Participating Employer Contribution Account) as of the end of the Plan Year without regard to any income or loss occurring during such Plan Year; and

                     (ii) 10% of the amount determined under (i) above multiplied by the number of whole calendar months between the end of such taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

                (4) Excess Contributions shall be distributed first from the Participant's Savings Account. If Participating Employer Contributions were used in the

Actual Deferral Percentage tests, Excess Contributions shall be distributed from the Participant's Participating Employer Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Savings Account.

                                   ARTICLE VI
                  MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

Section 6.1 LIMITATION ON ANNUAL ADDITIONS TO THE PLAN -- NO PARTICIPATION IN OTHER DEFINED CONTRIBUTION ARRANGEMENT.

         (a) If a Participant does not participate in and has never participated in another qualified plan maintained by a Participating Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer, an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by a Participating Employer, or a simplified employee pension (as defined in Section 408(k) of the Code) maintained by a Participating Employer that provides an Annual Addition, the amount of Annual Additions that may be credited to the Participant's Accounts for any limitation year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. If a contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year equal the Maximum Permissible Amount.

         (b) Prior to determining the Participant's compensation for the Limitation Year, a Participating Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's compensation for the Limitation Year, such estimate to be uniformly determined for all Participants similarly situated.

         (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual compensation for the Limitation Year.

         (d) If pursuant to Section 6.1(c) there is an Excess Amount, any Savings Contributions, to the extent such contributions would reduce the Excess Amount, shall be returned to the Participant.

 SECTION 6.2 LIMITATION ON ANNUAL ADDITIONS TO THE PLAN -- PARTICIPATION IN ANOTHER DEFINED CONTRIBUTION ARRANGEMENT.

         (a) If in addition to this Plan the Participant is covered under another qualified plan maintained by a

Participating Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer, an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by a Participating Employer, or a simplified employee pension (as defined in Section 408(k) of the Code) maintained by a Participating Employer that provides an Annual Addition during any Limitation Year, then the Annual Additions that may be credited to a Participant's Accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under such other plans and funds for the same Limitation Year. If the Annual Additions with respect to the Participant under such other plans and funds are less than the Maximum Permissible Amount and a contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other plans and funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

         (b) Prior to determining the Participant's actual compensation for the Limitation Year, a Participating Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 6.1(b).

         (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual compensation for the Limitation Year.

         (d) If, pursuant to Section 6.2(c) or as a result of the allocation of forfeitures, if any, a Participant's Annual Additions under this Plan and such other plans and funds would result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

         (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another such plan or fund, the Excess Amount attributed to this Plan shall be the product of (i) the total Excess Amount allocated as of such date and (ii) the ratio of [a] the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to [b] the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other such plans and funds.

         (f) Any Excess Amount attributed to this Plan shall be disposed in the manner described in Section 6.1(d).

SECTION 6.3  LIMITATION ON ANNUAL ADDITIONS TO THE PLAN -- PARTICIPATION IN
              DEFINED BENEFIT PLAN.

         If a Participating Employer maintains or at any time maintained a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. Reduction of benefits and/or contributions or allocations to the plans, where required, shall be accomplished first by reducing the Participant's benefits under the defined benefit plans and then by reducing the contributions or allocations under the defined contribution plans. If the Participant participates in more than one defined benefit plan maintained by a Participating Employer and reductions are necessary under the defined benefit plans, such reductions shall be made first from the first such plan in which he commenced participation and if further reduction is required, then from the second such plan in which he commenced participation, and proceeding in such order until the limitation of this
Section 6.3 is no longer exceeded. If the Participant participates in more than one defined contribution plan (other than the Plan) maintained by a Participating Employer, reductions in such category of plans shall be first from the first such plan in which he commenced participation and if further reduction is required, then from the second such plan in which he commenced participation, and proceeding in such order until reductions from all such plans have been appropriately effected.

SECTION 6.4.  DEFINITIONS.

         In addition to the definitions in Article I, the following definitions shall apply for purposes of this Article VI:

         (a) "Annual Additions" shall mean the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

              (1)  employer contributions,

              (2)  employee contributions,

              (3)  forfeitures,

              (4) amounts allocated after March 31, 1984 to an individual medical account (as defined in Section 415(1)(2) of the Code) that is part of a pension or annuity plan maintained by a Participating Employer,

              (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Employer,

              (6) allocations under a simplified employee pension (as defined in Section 408(k) of the Code), and

              (7) any Excess Amount applied under Section 6.1(d) or 6.2(f) in the Limitation Year to reduce employer contributions.

         (b) "compensation" shall mean a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with a Participating Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), and excluding the following:

              (1) employer contributions to a plan of deferred compensation that are not includible in the employee's gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

              (2) amounts realized (i) from the exercise of a non-qualified stock option or (ii) when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (3) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

              (4) other amounts that received special tax benefits, or contributions made by an employer (whether or not under an elective deferral agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the employee).

         For purposes of applying the limitations of this Article VI, compensation for a Limitation Year shall be the compensation actually paid or includible in gross income during such Limitation Year.

         (c) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by a Participating Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140% of the Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

         Notwithstanding the prior paragraph, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by a Participating Employer that were in existence on May 6, 1986, the denominator of this fraction shall not be less than 125% of the sum of the annual benefits under such plans that the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of such plan after May 5, 1986. This paragraph applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

         (d) "Defined Contribution Dollar Limitation" shall mean $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code as in effect for the Limitation Year.

         (e) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by a Participating Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by a Participating Employer and the Annual Additions attributable to all welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical accounts (as defined in Section 415(1)(2) of the Code) maintained by a Participating Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years with a Participating Employer (regardless of whether a defined contribution plan was maintained by a Participating Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under
Section 415(c)(1)(A) of the Code or 35% of the Participant's compensation for such year.

         If the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by a Participating Employer that were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times
(ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

         (f) "Participating Employer" shall mean a Participating Employer and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code ), or all members of an affiliated service group (as defined in Section 414(m) of the Code) of which the Participating Employer is a part, and any other entity required to be aggregated with a Participating Employer pursuant to Section 414(o) of the Code.

         (g) "Excess Amount" shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (h) "Highest Average Compensation" shall mean the average compensation for the three consecutive Years of Service with a Participating Employer that produces the highest average.

         (i) "Limitation Year" shall mean a calendar year. All qualified plans maintained by a Participating Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         (j) "Maximum Permissible Amount" shall mean the lesser of $30,000 (or beginning January 1, 1988, such larger amount determined in accordance with
Section 415(d) of the Code for the Limitation Year). The maximum Annual Addition that may be contributed or allocated to a Participant's Accounts under the Plan for any Limitation Year shall not exceed the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 25% of the Participant's compensation for the Limitation Year. The compensation limitation referred to in clause
(ii) of the prior sentence shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                                       12

         (k) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the plan assuming:

              (1) the participant shall continue employment until normal retirement age under the plan (or current age, if later), and

              (2) the participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan shall remain constant for all future Limitation Years.

                                   ARTICLE VII
                         TRUST AND INVESTMENT PROVISIONS

SECTION 7.1  ASSETS TO BE HELD BY TRUSTEE.

        (a) All contributions to the Plan shall be paid to a Trustee and held and invested pursuant to a Trust Agreement. No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

        (b) The Company may remove any Trustee at any time upon reasonable notice. Upon such removal or upon the resignation of any Trustee, the Company may designate a successor Trustee.

        (c) The Company shall be responsible for determining the manner in which the assets of the Trust Fund shall be disbursed in accordance with the terms of the Plan.

        (d) Each Participant may elect on a form furnished by the Company the investment fund or funds in which his Accounts shall be invested. The Company, subject to acceptance by the Trustee, shall establish rules regarding such elections.

SECTION 7.2  APPOINTMENT OF INVESTMENT MANAGER.

        The Company may authorize the retention of an investment manager to manage (including the power to acquire and dispose of) any assets of the Trust Fund, provided that there is an acknowledgment in writing by the investment manager that it is (i) qualified to so act under the terms of ERISA, and (ii) by acceptance of such appointment, a Plan fiduciary.

SECTION 7.3 COMMINGLING OF ASSETS.

        (a) The assets of each Participating Employer may be commingled with the assets of the other Participating Employers.

        (b) A transaction may be made between the Plan (including a trust forming a part thereof) and (i) a common or collective trust fund or pooled investment fund maintained by a party in interest (as such term in defined in ERISA) that is a bank or trust company supervised by a State or Federal agency or (ii) a pooled investment fund of an insurance company qualified to do business in the

State, if (A) the transaction is a sale or purchase of an interest in such fund, and (B) the bank, trust company, or insurance company receives not more than reasonable compensation.

SECTION 7.4  INVESTMENT IN PARTICIPATING EMPLOYERS.

        Up to 100% of the assets of the Trust Fund may be invested in "qualifying employer real property" or qualifying employer securities" (as such terms are defined in ERISA).

                                 ARTICLE VIII
                           VESTING AND DISTRIBUTIONS

SECTION 8.1  VESTED RIGHTS TO ACCOUNTS.

        A Participant shall always be 100% vested in his Accounts.

SECTION 8.2  DISTRIBUTIONS.

        (a) Except as required by Section 8.4, a Participant's Accounts shall be distributed only upon his termination of employment with the Participating Employers and the Associated Companies. No distributions shall be made if a Participant remains employed by a Participating Employer or an Associated Company in a capacity in which he is not eligible to participate in this Plan. Except for distribution to a Beneficiary in the case of death, all distributions shall be to the Participant.

        (b) Subject to Section 8.4, distributions shall be made as soon as practicable after the event that entitled the Participant, or in the case of a Participant's death, his Beneficiary, to such distribution.

        (c) Distributions shall be made in a lump sum and shall be based upon the balance of the Participant's Accounts as of the valuation date immediately preceding distribution.

SECTION 8.3  NO WITHDRAWALS OR LOANS.

        No withdrawals prior to termination of employment (subject to Section 8.4) or loans from a Participant's Accounts shall be permitted.

SECTION 8.4  SPECIAL DISTRIBUTION RULES.

        (a) (1) If a Participant terminates service and the value of his Accounts does not exceed (or at the time of any prior distribution did not exceed) $3,500, the Participant shall receive a distribution of the value of his Accounts. For purposes of this Section 8.4(a)(1), if the value a Participant's Accounts is zero, the Participant shall be deemed to have received a distribution of his Accounts.

             (2) If the value of a Participant's Accounts exceeds (or at the time of any prior distribution exceeded) $3,500 and the Accounts are immediately distributable, the Participant must consent to any distribution of his/her Accounts. The consent of the Participant shall be obtained in writing within the 90-day period ending on the first day of the first period for which an amount is paid in any form. The Company shall notify the Participant of the right to defer any distribution until his/her Accounts are no longer immediately distributable. Such notification shall be provided no less than 30 days and no more than 90 days prior to the distribution date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, the Company clearly informs the Participant that he/she has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant after receiving the notice affirmatively elects a distribution.

             (3) Notwithstanding Section 8.4(a)(2), the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or 415 of the Code.

             (4) Accounts are immediately distributable if any part of the Accounts could be distributed to the Participant (or surviving spouse) before the Participant attains, or would have attained if deceased, the later of his Normal Retirement Age or age 62.

        (b) (1) Unless the Participant elects otherwise, distribution of benefits shall begin no later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains age 65 (or his Normal Retirement Age, if earlier), (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates service with the Participating Employers. Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while his Accounts are immediately distributable (within the meaning of Section 8.4(a)(4)) shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 8.4(b)(l).

             (2) A Participant may request that the payment to him of his Accounts commence at a date later than the latest date provided under
Section 8.4(b)(1).

This request must be made by submitting to the Company a written statement, signed by the Participant, that describes the date on which the Participant requests payment to commence. The Company shall not grant this request if such request would cause death benefits payable under the Plan with respect to the Participant to be more than "incidental" within the meaning of the applicable Treasury Regulations.

        (c) The requirements of Appendix 1 shall apply to any distribution of a Participant's Accounts and shall take precedence over any inconsistent provisions of the Plan.

SECTION 8.5  SECTION 401(a)(31) ELIGIBLE DISTRIBUTIONS.

        (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.5, effective as of January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (b) For purposes of this Section 8.5, the following definitions shall apply:

             (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

             (2) "Eligible retirement plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             (3) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, shall be distributees with regard to the interest of the spouse or former spouse.

             (4) "Direct rollover" shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE IX
                           ADMINISTRATION OF THE PLAN

SECTION 9.1  ADMINISTRATION.

       (a) The Plan shall be operated and administered by the Company. The Company shall decide all questions arising in the administration, interpretation, and application of the Plan, including all questions of eligibility.

       (b) The Company shall be responsible for the development of a funding policy and method for the Plan that is consistent with the needs of the Plan and the requirements of ERISA.

SECTION 9.2  EXPENSES OF THE PLAN.

      The Participating Employer shall pay all expenses of administering the Plan.

SECTION 9.3  RECORDS.

      The Company shall maintain adequate records for the operation of the Plan and shall keep in convenient form such data as may be necessary for actuarial valuations, if any, of the assets and liabilities of the Plan. Each Participant shall be furnished an annual statement of his Accounts.

SECTION 9.4  AUTHORIZATION OF BENEFIT PAYMENTS.

      The Company shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund. All such directions shall be in accordance with this Plan.

SECTION 9.5  MISC. COMPANY DUTIES.

       (a) The Company shall exercise such authority and responsibility as it deems appropriate in order to comply with all governmental regulations issued relating to records of Participants' service, notifications to Participants, annual registration with the Internal Revenue Service, and annual reports to the Department of Labor.

       (b) The Company shall designate the Plan's agent for service of any notice of process authorized by law.

SECTION 9.6  FIDUCIARY RESPONSIBILITIES.

            (a) The duties of each fiduciary (as defined in ERISA) with respect to the Plan shall be discharged solely in the interests of Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character with like aims. Each fiduciary shall act in accordance with the Plan documents to the extent they are consistent with such person's responsibilities as a fiduciary.

            (b) The Company and its officers, directors, and agents shall be entitled to rely upon tables, valuations, certificates, and reports furnished by any duly appointed legal counsel or investment counsel and shall sustain no liability in respect of any action taken in good faith in reliance upon any such tables, valuations, certificates, reports, or opinions.

SECTION 9.7  BONDING.

            The Participating Employers shall arrange to have the appropriate persons bonded in accordance with the provisions of ERISA or the regulations thereunder.

SECTION 9.8  CLAIMS PROCEDURE.

            The procedure for claiming benefits under the Plan shall be as follows:

            (a) The Company shall determine the benefits due hereunder, but a Participant or Beneficiary may file a claim for benefits by written notice to the Company. Such notice shall be mailed or delivered to the following address:

             Hawaiian Airlines, Inc.
             P.O. Box 30008
             Honolulu, Hawaii 96820
             Attn:  Employee Benefits Department

            (b) If a claim is denied in whole or in part, the Company shall give the claimant written notice of such denial, within 30 days of the filing of the claim. Such notice shall (i) specify the reason or reasons for the denial, (ii) refer to the pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information necessary to perfect the claim and explain the need therefor, and (iv) explain the review procedure described in paragraph (c) hereof.

         (c) The claimant or his authorized representative may then appeal the denial of the claim to the Company by filing written notice of such appeal with the Company within 90 days after receipt of the notice of denial. The claimant or any authorized representative may, before or after filing notice of appeal, review any documents pertinent to the claim and submit issues and comments in writing. The Company shall make its decision on such appeal within 30 days after receipt of the appeal (unless a longer period is requested by the claimant), and shall forthwith give written notice of such decision to the claimant, his authorized representative, and, if applicable, the Retirement Board. The decision shall include specific reasons therefor, shall be written in a manner calculated to be understood by the claimant, and shall include references to pertinent Plan provisions on which it is based.

                                    ARTICLE X
               PARTICIPATION BY AFFILIATED EMPLOYERS; PORTABILITY

SECTION 10.1  PARTICIPATION OF AFFILIATED EMPLOYER.

     Any employer affiliated with the Company may with the consent of the Board become a Participating Employer by executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such employer.

SECTION 10.2  WITHDRAWAL OF PARTICIPATING EMPLOYER.

     Any Participating Employer may withdraw from participation in the Plan at any time (i) by giving written notice of its withdrawal to the Company, the other Participating Employers, and the Trustee prior to the effective date of withdrawal and (ii) if it has made all contributions required under
Article IV to be made up to the date of its withdrawal.

                                   ARTICLE XI
                       AMENDMENT, TERMINATION, AND MERGER

SECTION 11.1  AMENDMENT.

     (a) The Board may at any time amend the Plan, subject to any applicable collective bargaining agreement, and (to the extent permitted by ERISA and the Code) give any such amendment retroactive effect. No amendment shall, however, have the effect of (i) revesting in any of the Participating Employers any part of the assets of the Plan, (ii) diverting any part of the assets of the Plan for purposes other than for the exclusive benefit of the Participants and Beneficiaries, or (iii) reducing the vested percentage of any Participant. No amendment to the Plan shall substantially increase the duties or responsibilities of the Trustee without its consent.

     (b) If the vesting schedule of the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, each Participant with at least three Years of Service may elect within a reasonable period after such amendment to have his vested percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after the Participant is issued written notice of the amendment by the Company.

SECTION 11.2  TERMINATION OR DISCONTINUANCE.

     (a) The Board may at any time terminate (in full or in part) the Plan or suspend contributions to the Plan. A Participating Employer may at any time terminate its participation in or suspend its contributions to the Plan. If the Plan is terminated (in full or in part) or if contributions to the Plan are discontinued as to any of the Participating Employers, then the Accounts of each affected Participant shall be 100% vested. Upon such a termination, the Trust Fund shall thereupon be converted into cash as directed by the Company, and after payment of all appropriate costs, charges, or expenses, the cash balance remaining shall be distributed in proportion to the values of the Accounts.

     (b) If the Company shall be dissolved or liquidated; shall by appropriate legal proceedings be adjudged a bankrupt; or in the event legal proceedings of any kind shall be involuntary dissolved, the Plan shall thereupon terminate. If, however, the Company (i) is consolidated or merged with another company or (ii) sells all or substantially all of its assets to another company, provision shall be made by which the Plan shall be continued by such successor or purchaser, and in such event the successor or purchaser shall be substituted for the Company hereunder.

SECTION 11.3  MERGER.

        The Plan and its assets shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit such persons would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

                                  ARTICLE XII
                                 MISCELLANEOUS

SECTION 12.1  RIGHT TO EMPLOYMENT OR BENEFITS.

        (a) Nothing contained in the Plan shall be deemed to give any Participant a right to remain in the employ of the Participating Employers or the Associated Companies.

        (b) Nothing contained in the Plan shall be deemed to give any Participant or Beneficiary any right or claim to benefits except as expressly provided in the Plan.

SECTION 12.2  INALIENABILITY.

        Benefits under the Plan may not be assigned or alienated. However, the prior sentence shall not apply to the creation, assignment, or recognition of any benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code.

SECTION 12.3  MISC. PAYMENT OF BENEFIT RULES.

        (a) If any Participant or Beneficiary eligible to receive benefits under this Plan is, in the opinion of the Company, legally, physically, or mentally incapable of personally receiving and receipting for any payment under the Plan, the Company may direct payments to such other person, persons, or institutions who (in the opinion of the Company) are then maintaining or having custody of such payee until claims are made by a duly appointed guardian or other legal representative of such payee. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof.

        (b) The Company may require a Participant or Beneficiary to complete and file with the Company such information as requested by the Company. All consents, elections, applications, designations, etc. required or permitted under the Plan must be made on forms prescribed and furnished by the Company, and shall be recognized only if properly completed, executed, and filed with the Company. The Company may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address and age.

        (c) If it is found that the amount of a benefit under the Plan with respect to a Participant is incorrect because of a misstatement as to his age, Compensation, or any other relevant fact, the amount of payments shall be equitably adjusted to the amount that is based on the correct facts with respect to him. If it is ascertained that an overpayment has been made, the amount of such overpayment shall be charged against any further payment to be made to the Participant to whom such overpayment was made. If it is ascertained that an underpayment has been made, the amount of such underpayment shall be paid to the person entitled thereto.

        (d) The Company shall have the right to require of any person entitled to a payment under the Plan satisfactory evidence that he is living on the date such payment is due.

SECTION 12.4  CHANGES TO PLAN NECESSARY TO QUALIFY UNDER ERISA AND THE CODE.

        If any provisions of the Plan do not meet the requirements of the Code as now in effect or as hereafter amended, the Company may make such modifications to the Plan as are necessary to meet the requirements of the Code.

SECTION 12.5  COMPANY ACTION.

        (a) Except as may be specifically provided herein, any action required or permitted to be taken by the Company may be taken on behalf of the Company by any officer of the Company.

        (b) Except as may be specifically provided herein, any action required or permitted to be taken by a Participating Employer may be taken on behalf of such Participating Employer by any officer of such Participating Employer.

SECTION 12.6  CONSTRUCTION OF PLAN.

        (a) The headings of articles and sections are included herein solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall be controlling.

        (b) To the extent not preempted by ERISA, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Hawaii.

                                  ARTICLE XIII
                              TOP-HEAVY PROVISIONS

SECTION 13.1  DETERMINATION OF TOP-HEAVY STATUS.

        In addition to the definitions in Article I, the following definitions shall apply for purposes of this Article XIII:

        (a) Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was:

             (1) An officer of a Participating Employer having annual compensation greater than 50% of the dollar limit specified in Section 415(b)(1)(A) of the Code for any such year; provided however, no more than the lesser of (i) 50 Employees or (ii) the greater of three Employees or 10% of all Employees shall be regarded as officers,

             (2) One of the ten Employees having annual compensation from a Participating Employer of more than the dollar limit specified in Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in a Participating Employer; provided that if two or more Employees own an equal interest, the Employee having the greater annual compensation shall be regarded as having the larger interest,

             (3)  A 5% owner of a Participating Employer, or

             (4) A 1% owner of a Participating Employer who has an annual compensation of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder, and "compensation" shall have the meaning set forth in Section 414(q)(7) of the Code.

        A "non-Key Employee" is any Employee who is not a Key Employee.

        (b) Top-heavy plan: The Plan shall be top-heavy if any of the following conditions exists:

             (1) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans.

             (2) If the Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds 60%.

             (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds 60%.

        (c)  Top-Heavy Ratio:

             (1) If a Participating Employer maintains one or more defined benefit plans and a Participating Employer has not maintained any defined contribution plan (including a simplified employee pension plan) that during the five-year period ending on the Determination Date has or had account balances, the Top-Heavy Ratio for the Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the present values of accrued benefits of all Key Employees as of the Determination Date (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) and the denominator of which is the sum of all present values of all accrued benefits (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) of all Participants as of the Determination Date, determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution that is due but unpaid as of the Determination Date and is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

             (2) If a Participating Employer maintains one or more defined benefit plans and a Participating Employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan) that during the five-year period ending on the Determination Date has or had account balances, the Top-Heavy Ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees and the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date and the denominator of which is the sum of the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants and the sum of account balances under the aggregated defined contribution plan or plans for all participants as of the Determination Date, all as determined in accordance with Section 416 of the Code and the regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the top-heavy ratio shall be increased for any distribution of an account balance made in the five-year period ending on the Determination Date.

             (3) For purposes of Section 13.1(c)(1) and (2), the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

        (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of a Participating Employer that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

        (e) Required aggregation group: (i) Each qualified plan of a Participating Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of a Participating Employer that enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code. For this purpose, "Participating Employer" shall include all employers aggregated under Section 414(b), (c), or (m) with a Participating Employer.

        (f) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of that year.

        (g) Valuation Date: The Determination Date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

        (h) Present Value: The present value of an accrued benefit of a participant as of any Determination Date shall be calculated (i) as of the most recent actuarial valuation date that is within a 12-month period ending on the Determination Date, (ii) as if his employment terminated as of such valuation date, (iii) without regard to any disability or preretirement death benefit provided under the plan, and (iv) using the actuarial bases with regard to interest and mortality as promulgated by the PBGC for plans terminating on such actuarial valuation date and assuming retirement at age 65; provided that the present value of the accrued benefit of a non-Key Employee shall be determined under the method used for accrual purposes for all defined benefit plans of a Participating Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual permitted under Section 411(b)(1)(C) of the Code.

SECTION 13.2  SPECIAL TOP-HEAVY RULES.

        (a) If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article XIII shall supersede any conflicting provisions in the Plan.

        (b) (1) Except as otherwise provided in Section 13.2(b)(3), (4), and (5), for any Plan Year in which this Plan is top-heavy, each Participant who is not a Key Employee and has completed 1,000 Hours of Service shall not be less than the lesser of (i) 3% of such Participant's compensation or (ii) the largest percentage of contributions, as a percentage of the first $200,000 ($150,000 for Plan Years commencing on and after January 1, 1994) of the Key Employee's compensation, allocated on behalf of any Key Employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation because of the Participant's failure to (i) complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) to make mandatory Employee contributions to the Plan, or (iii) to earn compensation in excess of a stated amount.

             (2) For purposes of computing the minimum allocation, compensation shall be compensation as defined in Section 6.4(b).

             (3) Subparagraph (1) above shall not apply to any Participant who was not employed by a Participating Employer on the last day of the Plan Year.

             (4) Subparagraph (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Participating Employer and the Participating Employer has provided in such other plan or plans that the minimum allocation or benefit requirement applicable to top-heavy plans shall be met in the other plan or plans.

             (5) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

SECTION 13.3  MISCELLANEOUS.

        The provisions of this Article XIII shall not apply with respect to any Employee included in a unit of employees covered by a collective bargaining agreement if there is evidence the retirement benefits were the subject of good faith bargaining between Employee representatives and the Participating Employer. For this purpose, the term "Employee representative" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Participating Employer.

        IN WITNESS WHEREOF, the Company has executed this document effective as of April 1, 1993.

                                    HAWAIIAN AIRLINES, INC.

                                    By   /s/  Bruce R. Nobles       12/23/94
                                       -------------------------------------
                                       Its Chairman, President and CEO

                                    By   /s/  Rae A. Capps          12/23/94
                                       -------------------------------------
                                       Its Vice President, General Counsel
                                       and Corporate Secretary

                                   APPENDIX 1
                            DISTRIBUTION REQUIREMENTS

SECTION 1.  GENERAL RULES.

        (a) Subject to Section 8.2, the requirements of this Appendix 1 shall apply to any distribution of a Participant's Accrued Benefit and shall take precedence over any inconsistent provisions of the Plan.

        (b) All distributions required under this Appendix 1 shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Prop. Treas. Reg. Section 1.401(a)(9)-2.

SECTION 2.  REQUIRED BEGINNING DATE.

        The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

SECTION 3.  LIMITS ON DISTRIBUTION PERIODS.

       As of the first distribution calendar year, distributions (if not made in a single-sum) may only be made over one of the following periods (or a combination thereof):

        (a)  the life of the Participant,

        (b)  the life of the Participant and a designated beneficiary,

        (c) a period certain not extending beyond the life expectancy of the Participant, or

        (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

SECTION 4.  DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR.

        If the Participant's Accrued Benefit is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

        (a) If a Participant's Accrued Benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or
(ii) a period not extending beyond the life expectancy of the designated beneficiary, then the amount required to be distributed for each calendar year (beginning with distributions for the first distribution calendar year) must at least equal the quotient obtained by dividing the Participant's Accrued Benefit by the applicable life expectancy.

        (b) The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's Accrued Benefit by the lesser of (i) the applicable life expectancy, or (ii) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Prop. Treas. Reg. Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 4(a)(1) of this Appendix 1 as the relevant divisor without regard to Prop. Treas. Reg. Section 1.401(a)(9)-2.

        (c) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

SECTION 5.  DEATH DISTRIBUTION PROVISIONS.

        (a) DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his Accrued Benefit has begun, the remaining portion of such Accrued Benefit must continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

        (b) DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies before distribution of his Accrued Benefit begins, distribution of the Participant's entire Accrued Benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

             (1) If any portion of the Participant's Accrued Benefit is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

             (2) If the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with Section 5(b) of this Appendix 1 shall not be earlier than the later of
(i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

        If the Participant has not made an election pursuant to this Section 5(b) by the time of his death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section 5 or (ii) December 31 of the calendar year that contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire Accrued Benefit must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

        (c) For purposes of Section 5(b) of this Appendix 1, if the surviving spouse dies after the Participant but before payments to such spouse begin, the provisions of Section 5(b) (with the exception of paragraph
(2) therein) shall be applied as if the surviving spouse were the Participant.

         (d) For purposes of this Section 5, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

        (e) For purposes of this Section 5, distribution of a Participant's Accrued Benefit is considered to begin on the Participant's Required Beginning Date, or if Section 5(c) of this Appendix 1 is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 5(b) of this Appendix l.

SECTION 6.  DEFINITIONS.

        (a) "Applicable life expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year that has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year.

        (b) "Designated beneficiary" shall mean the individual who is designated as the beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

        (c) "Distribution calendar year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 5 of this Appendix l.

        (d) "Life expectancy" shall mean life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treas. Reg. Section 1.72-9.

        Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 5(b)(2) of this Appendix 1) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

        (e)  "Accrued Benefit" shall mean:

             (1) The value of the Participant's Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year

(valuation calendar year) increased by the amount of any contributions allocated to the Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

             (2) For purposes of the prior paragraph, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

        (f) "Required Beginning Date" shall mean the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                                     ID # 2511s

                                 AMENDMENT 1 TO
                             HAWAIIAN AIRLINES, INC.
                               401(k) SAVINGS PLAN

     In accordance with Section 11.1 of the Hawaiian Airlines, Inc. 401(k) Savings Plan (hereinafter the "Plan"), the Plan is hereby amended as set forth herein:

     1. Section 4.3 of the Plan is hereby amended to read in its entirety as follows:

     SECTION 4.3  RETURN OF CONTRIBUTIONS.

        (a) Any contribution made because of a mistake of fact must be returned to the Participating Employer within one year of the contribution.

        (b)  If the deduction of a contribution is disallowed under
     Section 404 of the Code, such contribution (to the extent disallowed) must be returned to the Participating Employer within one year of the disallowance of the deduction.

        (c) If the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Participating Employer must be returned to the Participating Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Participating Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

     2.   Section 7.1 of the Plan is hereby amended by adding a new paragraph
(e) to read in its entirety as follows:

         (e) Each investment fund shall be valued annually at fair market value as of the last day of the Plan Year and at such other times as the Employer shall direct. On each such valuation date, the earnings and losses of each investment fund shall be allocated to each Participant's Accounts in the ratio that such the balance of

     Participant's Accounts invested in such investment fund balance bears to all Account balances invested in such investment fund.

    3. Section 13.2(b)(1) of the Plan is hereby amended to read in its entirety as follows:

           (b)  (1)  Except as otherwise provided in Section 13.2(b)(3),
     (4), and (5) below, Participating Employer contributions allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of (i) 3% of such Participant's compensation or (ii) in the case where the Employer has no defined benefit plan that designates the Plan to satisfy Section 401 of the Code, the largest percentage of Participating Employer contributions (including elective deferral contributions) and forfeitures as a percentage of the Key Employee's compensation, as limited by
     Section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation because of the Participant's failure to (i) complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) to make mandatory Employee contributions to the Plan, or (iii) to earn compensation in excess of a stated amount.

    4. Section 13.2(b)(4) of the Plan is hereby amended to read in its entirety as follows:

                  (4) If a Participant is covered by both the Plan and a defined benefit plan, the minimum benefit required by Section 416 of the Code shall be provided by the defined benefit plan, provided that such benefit shall be offset by the benefits, if any, provided by the Plan.

    5. Section 13.2(b) of the Plan is hereby amended by adding a new paragraph (6) to read in its entirety as follows:

                  (6)  For purposes of computing the aggregate
     limitation on benefits and contributions for an employee who participates in a defined contribution and a defined benefit plan included in the aggregation group, paragraphs (2)(B) and (3)(B) of Section 415(e) shall be applied by substituting "1.0" for "1.25."

     The amendments set forth herein shall be effective as of April 1, 1993.

     To record the adoption of this amendment, Hawaiian Airlines, Inc. has executed this document this 20th day of November, 1995.

                           HAWAIIAN AIRLINES, INC.

                           By /s/ Bruce R. Nobles
                             ------------------------------------
                             Its Chairman, President & CEO

                           By /s/ Rae A. Capps
                             ------------------------------------
                             Its Vice President, General Counsel
                             and Corporate Secretary

                                   ID # 2561n

                                 AMENDMENT 2 TO
                             HAWAIIAN AIRLINES, INC.
                               401(k) SAVINGS PLAN

    In accordance with Section 11.1 of the Hawaiian Airlines, Inc. 401(k) Savings Plan (hereinafter the "Plan"), the Plan is hereby amended in the following respects.

    1. Section 1.1 of the Plan is hereby amended to read in its entirety as follows:

            1.1 "Accounts" shall mean the Participant's Savings Account, Participating Employer Contribution Account, and Stock Account.

    2. Section 1.17 of the Plan is hereby amended to read in its entirety as follows:

             1.17 "Participant" shall mean any person who has satisfied the eligibility requirements of Article III and whose Savings Account, Participating Employer Contribution Account, or Stock Account remains in the Plan and allocated to him. An "active Participant" shall mean a Participant during the period he is employed in a class of Employees eligible to receive an allocation of Savings Contributions.

   3. Article I of the Plan is hereby amended by adding Sections 1.28, 1.29, 1.30, 1.31, and 1.32 at the end thereof to read in their entirety as follows:

             1.28 "Book Rate" shall mean the wage or salary rate of a Participant as of November 30, 1995 plus projected increases prior to the implementation of the 1996 restructuring agreements related to the Stock Purchase Agreement between the Company and Airline Investors Partnership, L.P. dated as of December 8, 1995.

             1.29 "Company Stock" shall mean for periods prior to June 1, 1996, shares of Class A Common Stock issued by the Company and for periods on and after June 1, 1996, shares of voting common stock of the Company, which shares constitute "employer securities" as defined in Section 409(1) of the Code. Company Stock which is listed on the American Stock Exchange and which is regularly traded thereon shall be valued by the Trustee at the closing price thereon determined as of the end of the trading day on which such value is to be determined.

               1.30  "Stock Plan" shall mean the Hawaiian
         Airlines, Inc. Employee Stock Plan.

               1.31 "Stock Account" shall mean the separate account maintained for each Participant on the Plan's records reflecting his interest in assets attributable to the Company Stock that was transferred to the Plan from the Stock Plan and any subsequent Company Stock received in the Stock Fund.

               1.32 "Stock Fund" shall mean the investment fund consisting of contributions of Company Stock to the Stock Plan or this Plan pursuant to the Third Amended Consolidated Plan of Reorganization for HAL, INC., Hawaiian Airlines, Inc. and West Maui Airport, Inc. dated August 29, 1994, as amended, and dividends and distributions thereon. The Stock Fund may also contain Company Stock purchased on the open market. The Stock Fund shall be invested primarily in Company Stock but may include cash investments to provide liquidity.

     4. Section 2.2(b) of the Plan is hereby amended to read in its entirety as follows:

                (b) If a Participant's employment with a Participating Employer is terminated and he is immediately employed by an Associated Company, his Accounts shall remain in the Plan so long as he is employed by an Associated Company. However, he shall not be an active Participant while he is so employed. During any such employment with an Associated Company, the Participant's Accounts shall continue to share in earnings of the Trust Fund and to bear and share expenses and losses. Further employment by any Associated Company shall be similarly treated. If the Participant is re-employed by a Participating Employer in an eligible class of employees, he shall immediately become an active Participant. If the Participant is terminated while in the employ of the Associated Company, he shall be treated in the same manner as if he had been terminated while in the employ of a Participating Employer.

     5. Section 4.1(c) of the Plan is hereby amended by adding a new paragraph (5) at the end thereof to read in its entirety as follows:

                 (5) Notwithstanding the prior paragraph, for the period from the effective date of Amendment 2 to the Plan through December 31, 1996, any change to commence, increase, decrease, or revoke a Participant's salary reduction agreement shall be effective as of the first day of any payroll period, provided such change is received by the Company at least 15 days prior to the commencement of such payroll period.

     6. Section 4.2 of the Plan is hereby amended by revising paragraph (b) to read in its entirety as follows and to add a paragraph (c) at the end thereof to read in its entirety as follows:

          (b) For the period commencing on September 1, 1994 and ending on April 15, 1996, the Participating Employers shall make Participating Employer Contributions to the Participating Employer Contribution Account of each active Participant equal to 4.04% of the active Participant's Compensation for services rendered during such period.

          (c) For the period commencing on April 16, 1996 and ending on December 31, 2002, the Participating Employers shall make Participating Employer Contributions to the Participating Employer Contribution Account of each active Participant equal to 4.04% of the active Participant's Book Rate for services rendered during such period.

     7. Article IV of the Plan is hereby amended by adding Section 4.4 at the end thereof to read in its entirety as follows:

     SECTION 4.4  TRANSFERS AND CONTRIBUTIONS OF COMPANY STOCK.

          (a) Effective as soon as practicable on or after May 21, 1996, the Company shall cause the transfer and merger into this Plan of all Stock Plan accounts (and the Company Stock allocable thereto) that are not transferred as of such date to the Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants. Each such transferred account (and the Company Stock allocable thereto) shall be recorded as a separate Stock Account in this Plan in the name of each such participant in the Stock Plan. Effective as of such transfer date, each

     Stock Account shall be subject to Participant investment direction pursuant to Article VII of the Plan.

           (b) Any Company Stock to be contributed to the Stock Plan pursuant to the Third Amended Consolidated Plan of Reorganization for HAL, INC., Hawaiian Airlines, Inc. and West Maui Airport, Inc. dated August 29, 1994, as amended, (herein the "Reorganization Plan") on behalf of Participants whose Stock Accounts were transferred to this Plan shall be contributed to this Plan, provided that the transfer described in Section 4.4(a) has been completed. The Company Stock required to be contributed to the Stock Plan pursuant to the Reorganization Plan, and/or any amendment thereto approved by the Bankruptcy Court, shall be allocated in the manner provided in the Reorganization Plan, or such amendment thereto, and credited to the Participant Stock Accounts. Effective as of such contribution date, all Company Stock contributed to a Participant's Stock Account shall be subject to Participant investment direction pursuant to Article VII of the Plan.

           (c) The Company shall contribute all Company Stock currently held in any grantor trust (herein a "Rabbi Trust") established by the Company to hold Company Stock that could not be contributed to the Stock Plan on behalf of a Participant in this Plan because of contribution limitations as soon as practicable after all such contribution limitations have been removed, as determined by the requirements of ERISA and the Code. Such transferred Company Stock shall be credited to the Participant Stock Accounts. Effective as of the transfer date all Company Stock contributed from the Rabbi Trust to the Plan shall be subject to Participant investment direction pursuant to Article VII of the Plan.

     8. Article VII of the Plan is hereby amended by deleting Section 7.1(d) and adding Sections 7.5, 7.6, 7.7, and 7.8 at the end thereof to read in their entirety as follows:

     SECTION 7.5  PARTICIPANT-DIRECTED INVESTMENTS.

         All contributions and transfers to the Plan shall be invested by the Trustee as directed by the Participants pursuant to this
     Article VII.

     SECTION 7.6  INVESTMENT OPTIONS.

          Each Participant shall select from any of the investment options, available under the Plan, to invest his Accounts, provided that investment in the Stock Fund shall be limited as set forth in
     Section 7.7. Such investment elections shall be made in writing, or if acceptable to the Trustee, by telephone or electronic transmission, to the Trustee in accordance with procedures established by the Company and the Trustee. Each Participant shall be solely responsible for the selection of his investment options provided for hereunder.

     SECTION 7.7  INVESTMENT OF STOCK FUND.

          (a) Except as provided in Section 7.8, a Participant may direct the Trustee to liquidate any or all amounts held in his name in the Stock Fund, to the extent permissible under law, and immediately thereafter reinvest in any other investment option available under this Article VII. Except as provided in Section 7.8, a Participant may not direct the Trustee to liquidate any amount held in his name in any other investment option and thereafter reinvest such amount in the Stock Fund.

          (b) Cash resulting from liquidation of Company Stock pursuant to the provisions of this Article VII shall be credited to the Participant as of the transaction date.

     SECTION 7.8  1996 SHAREHOLDER RIGHTS OFFERING.

         (a) Pursuant to the requirements of the Company's 1996 restructuring commitments, Participants who have Company Stock allocated to their Stock Accounts as of the record date for the Company's 1996 Shareholder Rights Offering (herein the "Rights Offering") may participate in the Rights Offering on the same terms and conditions as all other shareholders of Company Stock as set forth in the Rights Offering, except as provided in this Section 7.8.

          (b) The Trustee shall determine the number of rights to purchase shares of Company Stock (herein "Rights") allocable to each Participant's Stock Account on the basis of one Right (or fraction thereof) for each share (or fraction thereof) of Company Stock allocated to the Participant's Stock Account as of the record date for the Rights Offering. With respect to such number of Rights, a Participant may (in accordance with such procedures as the Trustee adopts) direct the Trustee to:

               (1) Liquidate all or a portion of the amounts held in his Accounts, and to the extent permissible under law, thereafter use such amounts in connection with the exercise of the number of Rights specified by the Participant. Company Stock so purchased pursuant to the Rights shall be credited to the Participant's interest in the Stock Fund and allocated to the appropriate Accounts.

               (2) Sell the number of Rights specified by the Participant on the open market, to the extent the Rights may be transferred, and credit the proceeds to the Participant's Stock Account. Such proceeds shall be invested in the money market option under the Plan, subject to further investment direction by the Participant pursuant to Section 7.6.

          (c) A Participant may elect to apportion the number of Rights allocable to his Stock Account between either of the alternatives under Section 7.8(b).

          (d) A Participant may return only one election to the Trustee, which election shall be irrevocable. In the case of a deceased Participant, such election may be exercised by his Beneficiary. If a Participant, or in the case of a deceased Participant, his Beneficiary, fails to return an election to the Trustee prior to the time specified by the Trustee, the Trustee shall, to the extent possible, sell the Rights allocated to such Participant's Stock Account on the open market. The proceeds, if any, of such a sale shall be invested in the money market investment option under the Plan, subject to further investment direction by the Participant pursuant to Section 7.6.

          (e) As provided in this Section 7.8, the Participant shall exercise sole control over whether the Trustee purchases Company Stock for his Stock Account pursuant to the Rights. No person who is otherwise a fiduciary of the Plan shall be liable for any loss that results from such Participant's exercise of control. All information and materials provided by the Company to such Participant in connection with the Rights shall be provided by the Company in its capacity as issuer of the Rights and Company Stock and not as a fiduciary of the Plan.

          (f)  The procedures adopted by the Trustee to effect this
     Section 7.8 shall be agreed to in writing by the Trustee and the Company. Such procedures shall be disclosed to the Participants at the same time shareholders of Company Stock are mailed the prospectus for the Rights Offering.

     9. The first sentence of Section 8.2(a) of the Plan is hereby amended to read in its entirety as follows:

     Except as specifically permitted by the Plan or as required by
     Section 8.4, a Participant's Accounts shall be distributed only upon his termination of employment with the Participating Employers and the Associated Companies.

     10. Section 8.2(c) of the Plan is hereby amended to read in its entirety as follows:

          (c) Distributions shall be made in a lump sum and shall be based upon the balance of the Participant's Accounts as of the valuation date immediately preceding distribution. Distributions shall be made in cash; except for a Participant's interest in the Stock Fund, which interest shall be distributed in shares of Company Stock, with the value of any fractional share distributed in cash. To the extent practicable, the Trustee may sell fractional shares of Company Stock allocated to a Participant in order to obtain cash that is to be distributed to a Participant or Beneficiary.

     11. The first sentence of Section 9.1(a) is hereby amended to read in its entirety as follows:

     Except as provided in Appendix 2, the Plan shall be operated and administered by the Company.

     12. The Plan is hereby amended by adding a new Appendix 2 at the end thereof to read in its entirety as set forth in Appendix 2 attached hereto.

     The amendments set forth herein shall be effective as of May 31, 1996.

        To record the adoption of these amendments, the undersigned have executed this document this 31st day of May, 1996.

                                   HAWAIIAN AIRLINES, INC.


                                   /s/ RAE A. CAPPS
                                   -----------------------------
                                   Rae A. Capps
                                   Vice President, General
                                     Counsel and Corporate
                                     Secretary


                                   /s/ CLARENCE K. LYMAN
                                   -----------------------------
                                   Clarence K. Lyman
                                   Vice President, Finance and
                                   Treasurer

                                  APPENDIX 2
                                 COMPANY STOCK

SECTION 1.  DEFINITION.

        For purposes of this Appendix 2, "IAM Collective Bargaining Agreement" shall mean the Agreement between the Company and International Association of Machinists and Aerospace Workers (AFL-CI0).

SECTION 2.  EXERCISE OF SHAREHOLDER VOTING RIGHTS.

        (a) IAM PARTICIPANTS. Any Participant who is covered under the IAM Collective Bargaining Agreement shall be entitled to inform the Trustee in writing of the direction in which he would vote the shares of Company Stock then allocated to his interest in the Stock Fund. The Trustee shall vote the block of shares so allocated to all such Participants according to the direction of the majority of number of shares for which the Trustee received instruction, subject, however, to the Trustee's fiduciary obligation under ERISA. Shares of Company Stock held by the Trust which are not then allocated to such Participants' interests in the Stock Fund shall be voted by the Trustee in the manner determined by the fiduciaries designated in
Section 2(d) of this Appendix 2 in accordance with the applicable fiduciary obligations of ERISA. At the direction of the Company, the Trustee shall use its best efforts to deliver, or cause to be delivered, to the Participants a copy of all notices and other information that the Company generally distributes to the shareholders of the Company. The Trustee shall establish such procedures for the collection of the instructions of the Participants on the voting of Company Stock as it shall determine to be appropriate.

        (b) NON-CONTRACT PARTICIPANTS. Any Participant who is not covered under the IAM Collective Bargaining Agreement shall be entitled to direct the voting of shares of Company Stock then allocated to his interest in the Stock Fund. Shares of Company Stock with respect to which such a Participant is entitled to direct voting and for which voting directions are not given shall be voted by the Trustee in the same proportion as the directions which it received from all such non-contract Participants, subject, however, to the Trustee's fiduciary obligations under ERISA. Shares of Company Stock held by the Trust that are not then allocated to such Participants' interests in the Stock Fund shall be voted by the Trustee in the manner determined by the Committee in accordance with the applicable fiduciary obligations of ERISA. At the direction of the Company, the Trustee shall use its best efforts to deliver, or cause to be delivered, to the Participants a copy of all proxies, notices, and other information that the Company generally distributes to the shareholders of the Company. The Trustee shall establish such procedures for the collection of the instructions of the Participants on the voting of Company Stock as it shall determine to be appropriate. The Trustee shall vote specifically in accordance with each Participant's instructions to the extent of the number of whole shares allocated to such Participant's Account.

        (c) TENDER OFFERS. Procedures similar to those set forth above in Sections 2(a) and (b) shall apply with respect to any tender offers or other rights associated with shares of Company Stock held by the Trustee.

        (d) FIDUCIARY APPOINTMENT. The collective bargaining representative of Employees covered by the IAM Collective Bargaining Agreement shall appoint a fiduciary to direct the Trustee as to the manner in which shares of Company Stock shall be voted (or tender offers or other rights shall be exercised) with respect to that portion of the Plan for which its Committee is responsible.

SECTION 3.  PUT OPTION.

        If Company Stock is not publicly traded on an established market at the time of distribution, each distributee of Company Stock (including within the concept of "distributee" any person to whom the security passes by reason of a Participant's death) shall have a put option to such Company Stock against the Company or the Plan of 15 months in duration (measured from the date of distribution of such Company Stock) to sell any or all of the Company Stock subject to that option under a fair valuation formula. If the Company (or Plan) is required to repurchase Company Stock which was distributed as part of a total distribution of the balance of the recipients' Account, the purchase price shall be paid, at the purchaser's discretion, in a single sum or in substantially equal periodic installments (not less frequently than annually) over a period beginning no later than 30 days after the exercise of the put option and not exceeding five years; provided, however, that the purchaser shall provide adequate security and shall pay a reasonable rate of interest on the unpaid installments.

SECTION 4.  CERTAIN SECURITIES LAW RESTRICTIONS.

        Any distribution of Company Stock pursuant to this Plan shall be subject to all applicable law, rules, and regulations and to such approvals by stock exchanges or governmental agencies as may be deemed necessary or


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appropriate by the Board.  Each distributee may be required to give the
Company a written representation that he shall not dispose of such Company Stock in violation of state or federal securities laws, including the Securities Act of 1933, as amended; the form of such written representation shall be prescribed by the Board.

SECTION 5.  SHARE CERTIFICATES.

        Share certificates representing Company Stock distributed pursuant to this Plan shall be embossed or inscribed with such legends as the Board deems necessary or appropriate and stop transfer instructions may be issued in connection therewith.

SECTION 6.  ADMINISTRATION OF STOCK PLAN ACCOUNTS.

        (a) Two separate Committees shall have the authority and responsibility for the administration of Stock Accounts.

             (1) The Committee responsible for Stock Accounts of Employees covered under the IAM Collective Bargaining Agreement shall consist of those members who make up the Retirement Board established under the defined benefit plan maintained for such Employees.

             (2) The Committee responsible for Stock Accounts of Employees who are not covered by the IAM Collective Bargaining Agreement shall be appointed by the Board.

        (b) Any and all acts of each Committee taken at a meeting shall be by a majority of all members of each Committee. Each Committee may also act by unanimous consent in writing without the formality of convening a meeting.

        (c) (1) Each Committee may, by written majority decision, delegate to each or any one of its number, or to its Secretary, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of each Committee, even though he alone may sign any document required by third parties.

             (2) Each Committee shall elect one of its members to serve as Chairperson. The Chairperson shall preside at all meetings of the Committee or shall delegate


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such responsibility to another Committee member.  The Committee shall elect one person to serve as Secretary to the Committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Committee.

        (d) Each Committee shall have the following duties and responsibilities with respect to the Stock Accounts of Participants for which each Committee is responsible:

             (1) The Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Committee shall have the discretionary authority to interpret and have the discretionary authority to determine the questions arising in the administration, interpretation, and application of Stock Accounts, with respect to issues including, but not limited to, eligibility for Stock Account benefits. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar circumstances similarly. The Committee shall correct any defect, reconcile any inconsistency, or supply any omission with respect to Stock Accounts.
All such corrections, reconciliations, interpretations, and completions of Stock Account provisions shall be final and binding upon the parties.

             (2) Each Committee shall be responsible for determining the status of an appealed claim pursuant to Section 9.8.

        (e) In the case of the Committee responsible for the Stock Accounts of Participants not covered by IAM Collective Bargaining Agreement, the Committee shall have the right to direct the Trustee to vote shares of Company Stock not allocated to the Stock Accounts of such Participants.

        (f) Each Committee shall have the right to hire such professional assistants and consultants as it deems necessary or advisable; provided, however, that each Committee shall be required, whenever possible, to reasonably agree on the hiring of a single professional advisor in any one area of expertise in order to avoid duplication of services to the Plan. The reasonable expenses incurred by each Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be payable by the Participating Employers.


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